Exhibit 10.12

HAWKS ACQUISITION CORP

600 Lexington Avenue, 9th Floor

New York, NY 10022

October 7, 2021

GLC Advisors & Co., LLC
600 Lexington Avenue, 9th Floor

New York, NY 10022

Re: Administrative Services Agreement

Ladies and Gentlemen:

This letter agreement (the “Agreement”) by and between Hawks Acquisition Corp, a Delaware corporation (the “Company”), and GLC Advisors & Co., LLC, a Delaware limited liability company (the “Services Provider”), dated as of the date hereof, will confirm our agreement that, commencing on the date that securities of the Company are first listed in connection with the Company’s initial public offering (the “Listing Date”) and continuing until the earlier of the consummation by the Company of an initial business combination and the Company’s liquidation (in each case as described in the Company’s Registration Statement on Form S-1 (File No. 333-258264) filed with the Securities and Exchange Commission) (such earlier date hereinafter referred to as the “Termination Date”):

1.	The Services Provider (and/or any of its affiliates designated by the Services Provider) shall make available, or cause to be made available, to the Company, at 600 Lexington Avenue, 9th Floor, New York, NY 10022 (or any successor location or, in Services Provider’s discretion, other existing office locations of the Services Provider or any of its affiliates), certain office space, administrative and secretarial services as may be reasonably requested by the Company. In exchange therefor, the Company shall pay in advance each month to the Services Provider the sum of $10,000 per month, commencing on the Listing Date and continuing every 30 days thereafter until the Termination Date;

2.	In addition to the above, the Company shall reimburse the Services Provider for all reasonable and documented third party out-of-pocket expenses, costs and disbursements incurred or made by the Services Provider on behalf of the Company in connection with providing the services described above, including reimbursement of reasonable and documented third party-expenses for professional services, if any, related to performing such services; and provided that third party expenses for professional services shall not exceed $1,000, without prior written consent of the Company, which shall not be unreasonably withheld.

3.	The Services Provider hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind or nature as a result of, or arising out of, this Agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it presently has or may have in the future as a result of, or arising out of, this Agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

The Company acknowledges and agrees that (i) the Services Provider is an independent contractor for the Company and that the Services Provider is not the actual or implied agent of the Company; (ii) the rights, duties, obligations, and liabilities of the parties under this Agreement shall be individual, not joint or collective; (iii) it is not the intention of the parties to create, nor shall this Agreement be deemed or construed to create, a partnership, joint venture or association or a trust; (iv) the Services Provider shall determine the number of its employees, the selection of its employees, and the hours of work and the compensation to be paid to its employees used in performing the services to be provided hereunder; and (v) the Services Provider has the exclusive authority to control and direct the specific means, method, and manner of performance of the details of any services to be provided hereunder, subject to the other express provisions of this Agreement and the right of the Company to direct the Services Provider with respect to the ends to be accomplished.

The Services Provider shall have no liability to the Company or any of its affiliates, directors, officers, managers, representatives, agents, members and employees for losses sustained or liabilities incurred in the performance of the services, except to the extent of liabilities that arise in whole or in part from the gross negligence or willful misconduct of the Services Provider. The Company shall indemnify, defend, hold harmless, and waives and releases the Services Provider, its affiliates, and its and their respective directors, officers, managers, representatives, agents, members, and employees (together with the Service Provider, the “Service Provider Indemnitees”) from and against and in respect of any and all claims, liabilities, losses, costs, expenses (including reasonable attorneys’ fees and costs), or damages incurred or suffered by a Service Provider Indemnitee in connection with, arising out of, or relating to, directly or indirectly, its performance of the Services hereunder, EVEN IF SUCH LIABILITIES OR DAMAGES AROSE IN WHOLE OR IN PART FROM THE ACTIVE, PASSIVE, OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OF THE SERVICE PROVIDER OR ANY OTHER SERVICE PROVIDER INDEMNITEE, except that such indemnity will not apply in cases in which any such liabilities or damages result from the gross negligence or willful misconduct of the Services Provider or any other Service Provider Indemnitee. In no event shall Services Provider or any Service Provider Indemnitee be liable to the Company in an aggregate amount in excess of the amount of fees actually received by the Services Provider pursuant to this Agreement.

The termination or expiration of this Agreement shall not relieve the Company from any expense, liability or other obligation or remedy therefor that has accrued or attached prior to the Termination Date and the provisions under the prior paragraph and each successive paragraph, including this paragraph, shall survive the termination or expiration of this Agreement.

This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party; provided that the Services Provider may assign this Agreement or any of its rights, interests or obligations hereunder to an affiliate without the prior written approval of the Company. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This Agreement constitutes the entire relationship of the parties hereto with respect to the subject matter described herein and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by and construed in accordance with, and interpreted pursuant to, the laws of the State of New York, without giving effect to its choice of law principles, and shall be held in New York County, New York, or as mutually agreed by the parties. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. EACH PARTY HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY OF THE OTHER PARTIES HERETO. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.

The terms of this Agreement have been negotiated by the parties hereto, who have each been represented by counsel, there shall be no presumption that any of the provisions of this Agreement shall be construed adverse to any party as “drafter” in the event of a contention of ambiguity in this Agreement, and the parties waive any statute or rule of law to such effect.

This Agreement may be executed in one or more counterparts, including by electronic means, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

[Signature page follows]

Very truly yours,

Hawks Acquisition Corp

By:	/s/ J. Carney Hawks
Name: J. Carney Hawks
Title: Chief Executive Officer

AGREED TO AND ACCEPTED BY:

GLC ADVISORS & CO., LLC

By:	/s/ J. Soren Reynertson
Name: J. Soren Reynertson
Title: Managing Director

[Signature Page to Administrative Services Agreement]